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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2005

Star Buffet, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6054	84-1430786
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lawndale Drive Salt Lake City, Utah		84115
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
 (801) 463-5500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 1, 2005, Star Buffet, Inc. entered into a strategic alliance with K-BOB's USA Inc. and related affiliates. In accordance with the terms of the strategic alliance, Star Buffet will lend K-BOB'S $1.5 million on a long-term basis. In exchange, K-BOB's granted Star Buffet an option to purchase as many as five corporate owned and operated K-BOB'S restaurants located in New Mexico and Texas, as well as rights to develop K-BOB's in other areas in the United States. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description
99.1	Press Release, dated February 1, 2005, issued by Star Buffet, Inc.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2005	STAR BUFFET, INC.
	By:	/s/ ROBERT E. WHEATON Robert E. Wheaton Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer)

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  ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES